UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
February 9, 2005

(Date of Earliest Event Reported: February 9, 2005)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8. 01  Other Events.

On February 9, 2005, El Paso Corporation published notices in the Luxemburger Wort newspaper announcing the pricing information of its tender offer (the “Tender Offer”) relating to its €550,000,000 outstanding principal amount of 5.75 per cent Notes due 2006 (the “Euro Notes”). The price for the Euro Notes in respect of which the offers have been made or will be made and accepted, has been set at €1,032.95 per €1,000 principal amount of such Euro Notes, which is based on a tender spread of 25 basis points over the applicable benchmark rate. The terms and conditions of the Tender Offer are set out in the Tender Offer Memorandum dated January 26, 2005, copies of which may be obtained by holders of the Euro Notes or persons with a beneficial interest in the Euro Notes free of charge from the Dealer Managers, Tender Agent or Luxembourg Agent as listed below. The Tender Offer will expire on February 25, 2005 at 16:00 London time, unless extended.

Dealer Managers
Bayerische Hypo- und Vereinsbank AG Arabellastrasse 12 81925 Munich Germany Attention: Bond Syndicate (MTC1SY) Telephone: +49 89 378 15890 Facsimile: +49 89 378 15283 E-mail address: MRM5CM@HVB.DE
Société Générale
Tour Société Générale

17, cours Valmy

92972 Paris-La Défense

France

Attention: Pierre Lebel

Telephone: +33 1 42 13 7836

Facsimile: +33 1 42 13 7343

E-mail address: pierre.lebel@sgcib.com

Tender Agent	Luxembourg Agent
Citibank, N.A. 5 Carmelite Street London EC4Y 0PA United Kingdom Attention: Tender Offer Desk Telephone: +44 20 7508 3867 Facsimile: +44 20 7508 3866 E-mail address: exchange.gats@citigroup.com	BNP Paribas Securities Services, Luxembourg Branch 23 Avenue de la Porte Neuve L-2085 Luxembourg Attention: Global Corporate Trust Telephone: +352 26 96 2549 or 2572 Facsimile: +352 26 96 9757

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller
(Principal Accounting Officer)

 Dated:  February 9, 2005